UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 2, 2011
L-1 IDENTITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33002	02-0807887

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

177 BROAD STREET STAMFORD, CT	06901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code: (203) 504-1100
Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On June 2, 2011, L-1 Identity Solutions, Inc. (“L-1”) and Safran SA (“Safran”) were informed by the Committee on Foreign Investment in the United States (“CFIUS”) that, having concluded the current 30-day period of the CFIUS review of the pending acquisition of L-1 by Safran as of June 2, 2011, CFIUS will proceed into a 45-day investigation phase of the process that is scheduled to expire on July 18, 2011. The period can be brought to an earlier close upon execution of a definitive mitigation agreement.
L-1 continues to believe that progress is being made toward reaching a definitive mitigation agreement satisfactory to all parties as soon as practicable, although there is no assurance this will occur. The closing of the acquisition is subject to the timing and successful completion of the CFIUS process and the satisfaction or waiver of all other applicable conditions.
Forward Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect L-1’s current views based on management’s beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of customer funding for L-1 products and solutions, general economic and political conditions, the timing of consummating the previously announced proposed merger with Safran, the risk that a condition to closing such transaction may not be satisfied or waived, the risk that a regulatory approval that may be required for such transaction is not obtained or is obtained subject to conditions that are not anticipated and additional risks and uncertainties described in the Securities and Exchange Commission filings of L-1, including its Form 10-K for the year ended December 31, 2010 and its Form 10-Q for the three months ended March 31, 2011. L-1 expressly disclaims any intention or obligation to update any forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2011	L-1 IDENTITY SOLUTIONS, INC.
	By:	/s/ Mark S. Molina
		Name:	Mark S. Molina
		Title:	EVP, Chief Legal Officer & Secretary